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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our report dated October 25, 1999 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-87497) and related Prospectus of GRIC Communications, Inc. dated November 22, 1999.


Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

San Jose, California

The foregoing consent is in the form that will be signed upon the approval by the Company's stockholders, of the reincorporation of the Company in Delaware as described in Note 8 to the Consolidated Financial Statements.

                                                       /s/ Ernst & Young LLP


San Jose, California
November 22, 1999